Exhibit 5.1

Bank of America Plaza 101 East Kennedy Boulevard Suite 2800 Tampa, Florida 33602	813.229.7600 813.229.1660 fax
www.slk-law.com

April 10, 2017

Oragenics, Inc.

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

Re:	Oragenics, Inc.

Ladies and Gentlemen:

We are acting as counsel to Oragenics, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing of the prospectus supplement, dated April 10, 2018 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the rules and regulations of the Securities Act. The Company filed a Registration Statement on Form S-3 (File No. 333-213321) (the “Registration Statement”) and the base prospectus included therein with the Commission on August 25, 2016, as amended September 1, 2016, and declared effective September 6, 2016. The base prospectus together with the prospectus supplement are collectively referred to as the Prospectus.

The Prospectus Supplement pertains to a registered direct offering (the “Offering”) by the Company of with respect to the offer and sale of 900,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) pursuant to the Securities Purchase Agreement dated April 6, 2018 between the Company and the purchasers named therein (the “Securities Purchase Agreement”) .

The Securities Purchase Agreement will be filed as Exhibit 10.1 to the Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission.

In connection with this opinion, we have examined the Registration Statement, the Prospectus, the Prospectus Supplement and the Securities Purchase Agreement. We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

We are admitted to practice in the State of Florida. This opinion letter is limited to the laws of the State of Florida, and the federal laws of the United States of America as such laws presently exist and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws or (ii) state or federal antifraud laws.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the issuance and sale of the Shares has been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms and conditions of the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter is based as to matters of law solely on the Florida Business Corporation Act, as amended. We express no opinion herein as to any other statutes, rules or regulations.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated April 10, 2018 and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Shumaker, Loop & Kendrick, LLP
SHUMAKER, LOOP & KENDRICK, LLP